SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

      Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

GLADSTONE COMMERCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

PRELIMINARY COPY

GLADSTONE COMMERCIAL CORPORATION

1616 Anderson Road, Suite 208
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, May 26, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Gladstone Commercial Corporation, a Maryland corporation (the “Company”). The meeting will be held on Wednesday, May 26, 2004 at 11:00 a.m. local time at the third floor conference room of the Company’s principal executive office at 1616 Anderson Road, McLean, Virginia 22102 for the following purposes:

1. To elect three Class I directors to hold office until the 2007 Annual Meeting of Stockholders.

2. To approve a change in the Company’s investment policies to permit the Company to make leases to existing and prospective portfolio companies of current or future affiliates of the Company, such as Gladstone Capital Corporation and entities advised by Gladstone Management Corporation.

3. To approve an amendment to the Company’s 2003 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 201,000 shares.

4. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

5. To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Annual Meeting is March 22, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Terry L. Brubaker
Secretary

McLean, Virginia

April 7, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

GLADSTONE COMMERCIAL CORPORATION

1616 Anderson Road, Suite 208
McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, May 26, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Gladstone Commercial Corporation (sometimes referred to as the “Company”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      The Company intends to mail this proxy statement and accompanying proxy card on or about April 7, 2004 to all stockholders of record entitled to vote at the Annual Meeting.

When is the Annual Meeting and where will it be held?

      The 2004 Annual Meeting of Stockholders will be held on Wednesday, May 26, 2004 at the third floor conference room of the Company’s principal executive office at 1616 Anderson Road, McLean, VA 22102.

Who can vote at the Annual Meeting?

      Only stockholders of record at the close of business on March 22, 2004 will be entitled to vote at the Annual Meeting. On this record date, there were 7,642,000 shares of common stock outstanding and entitled to vote.

      Stockholder of Record: Shares Registered in Your Name

      If on March 22, 2004 your shares were registered directly in your name with our transfer agent, The Bank of New York, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

      Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on March 22, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are four matters scheduled for a vote:

•	Election of three directors;

•	Proposed change in the Company’s investment policies to permit the Company to make leases to existing and prospective portfolio companies of current or future affiliates of the Company, such as Gladstone Capital Corporation and entities advised by Gladstone Management Corporation; and

•	Proposed amendment to the Company’s 2003 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 201,000 shares; and

•	Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee or nominees you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

      Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

      Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gladstone Commercial Corporation. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 22, 2004.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each nominee for director, and “For” the other proposals. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Georgeson Shareholder Communications Company (“Georgeson”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $6,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at the address set forth on the cover page of this proxy statement.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2005; to our Secretary at the address set forth on the cover page of this proxy statement. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must notify our Secretary between February 26, 2005 and March 28, 2005. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. Proposal No. 1 and Proposal No. 4 are discretionary items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposal No. 2 and Proposal No. 3 are non-discretionary items.

How many votes are needed to approve each proposal?

•	Each nominee for election as director must receive a “For” vote from the majority of shares present and entitled to vote, either in person or by proxy. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 to permit the Company to make leases to existing and prospective portfolio companies of current or future affiliates and entities managed by Gladstone Management Corporation must receive a “For” vote from the majority of shares present and voting. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 3 to amend the Company’s 2003 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 201,000 shares must receive a “For” vote from the majority of shares present and voting. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 4 to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004 must receive a “For” vote from the majority of shares present and voting. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 7,642,000 outstanding and entitled to vote. Thus 3,821,001 must be represented by stockholders present at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

      Gladstone Commercial Corporation’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

      The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2004. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders or was appointed by the Board of Directors to fill a vacancy. If elected at the Annual Meeting, each of these nominees would serve until the 2007 Annual Meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting.

      The following is a brief biography of each nominee, each director whose term will continue after the Annual Meeting and each executive officer who is not a director.

Nominees for Election for a Three-year Term Expiring at the 2007 Annual Meeting

      David Gladstone. Mr. Gladstone, age 61, is the Company’s founder and has served as its chief executive officer and chairman of the Company’s Board of Directors since its inception. Mr. Gladstone is also the founder of the Company’s investment adviser, Gladstone Management Corporation (the “Adviser”) and has served as chief executive officer and chairman of the Board of Directors of the Adviser since its inception. Mr. Gladstone also founded and serves as the chief executive officer and chairman of the Board of Directors of the Company’s affiliate Gladstone Capital Corporation (NASDAQ: GLAD). Prior to founding Gladstone Capital, Mr. Gladstone served as either chairman or vice chairman of the Board of Directors of American Capital Strategies (NASDAQ: ACAS), a publicly traded leveraged buyout fund and mezzanine debt finance company, from June 1997 to August 2001. From 1974 to February 1997, Mr. Gladstone held various positions, including chairman and chief executive officer, with Allied Capital Corporation (NYSE: ALD), Allied Capital Corporation II, Allied Capital Lending Corporation and Allied Capital Advisers, Inc., a registered investment adviser that managed the Allied companies. The Allied companies were the largest group of publicly-traded mezzanine debt funds in the United States and were managers of two private venture capital limited partnerships. From 1991 to 1997, Mr. Gladstone served as either chairman of the Board of Directors or president of Allied Capital Commercial Corporation, a publicly traded REIT that invested in real estate loans to small and medium-sized businesses, managed by Allied Capital Advisers, Inc. He managed the growth of Allied Capital Commercial from no assets at the time of its initial public offering to $385 million in assets at the time it merged into Allied Capital Corporation in 1997. From 1992 to 1997, Mr. Gladstone served as a director, president and chief executive officer of Business Mortgage Investors, a privately held mortgage REIT managed by Allied Capital Advisers, which invested in loans to small and medium-sized businesses. Mr. Gladstone is also a past director of Capital Automotive REIT, a real estate investment trust that purchases and net leases real estate to automobile dealerships. Mr. Gladstone served as a director of The Riggs National Corporation (the parent of Riggs Bank) from 1993 to May 1997 and of Riggs Bank from 1991 to 1993. He has served as a trustee of The George Washington University and currently is a trustee emeritus. He is a past member of the Listings and Hearings Committee of the National Association of Securities Dealers, Inc. He is a past member of the Advisory committee to the Women’s Growth Capital Fund, a venture capital firm that finances women-owned small businesses. Mr. Gladstone was the founder and managing member of The Capital Investors, LLC, a group of angel investors, and is currently a member emeritus. He is also the chairman and owner of Coastal Berry Company, LLC, a large strawberry farming operation in California, and Gladstone Land Corporation, a privately held company that has substantial farmland holdings in agricultural real estate in California. Mr. Gladstone holds a MBA from the Harvard Business School, a MA from American University and a BA from the University of Virginia. Mr. Gladstone has co-authored two books on financing for small and medium-sized businesses, Venture Capital Handbook and Venture Capital Investing.

      Paul W. Adelgren. Mr. Adelgren, age 61, has been a director of the Company since August 2003. From 1997 to the present, Mr. Adelgren has served as the pastor of Missionary Alliance Church. From 1991 to 1997, Mr. Adelgren was pastor of New Life Alliance Church. From 1988 to 1991, Mr. Adelgren was a vice president of the finance and materials division of Williams & Watts, Inc., a logistics management and procurement business located in Fairfield, NJ. Prior to joining Williams & Watts, Mr. Adelgren served in the United States Navy, where he served in a number of capacities, including as the director of the Strategic Submarine Support Department, as an executive officer at the Naval Supply Center and as the director of the Joint Uniform Military Pay System. Mr. Adelgren is also a director of Gladstone Capital Corporation. Mr. Adelgren holds a MBA from Harvard University and a BA from University of Kansas.

      John H. Outland. Mr. Outland, age 58, has been a director of the Company since December 2003. From March 2004 to present, he has served as vice president of GE Financial Assurance. From 2002 to March 2004, Mr. Outland served as a managing director for 1789 Capital Advisors, where he provided market and transaction structure analysis and advice on a consulting basis for multifamily commercial mortgage purchase programs. From 1999 to 2001, Mr. Outland served as vice president of mortgage-backed securities at Financial Guaranty Insurance Company where he was team leader for bond insurance transactions, responsible for sourcing business, coordinating credit, loan files, due diligence and legal review processes, and negotiating structure and business issues. From 1993 to 1999, Mr. Outland was senior vice president for Citicorp Mortgage Securities, Inc., where he securitized non-conforming mortgage product. From 1989 to 1993, Mr. Outland was vice president of real estate and mortgage finance for Nomura Securities International, Inc., where he preformed due diligence on and negotiated the financing of commercial mortgage packages in preparation for securitization. Mr. Outland is also a director of Gladstone Capital Corporation. Mr. Outland holds a MBA from Harvard Business School and a bachelor’s degree in Chemical Engineering from Georgia Institute of Technology.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting

      Michela A. English. Ms. English, age 54, has served as a director of the Company since August 2003. Ms. English is currently a private investor. From March 1996 to March 2004, Ms. English held several positions with Discovery Communications, Inc., including president of Discovery Consumer Products, president of Discovery Enterprises Worldwide and president of Discovery.com. From 1991 to 1996, Ms. English served as senior vice president of the National Geographic Society and was a member of the National Geographic Society’s Board of Trustees and Education Foundation Board. Prior to 1991, Ms. English served as vice president, corporate planning and business development for Marriott Corporation and as a senior engagement manager for McKinsey & Company. Ms. English currently serves as a director of the Educational Testing Service (ETS) and as chairman of the board of Sweet Briar College. Ms. English is also a director of Gladstone Capital Corporation. Ms. English holds a Bachelor of Arts in International Affairs from Sweet Briar College and a Master of Public and Private Management degree from Yale University’s School of Management.

      Anthony W. Parker. Mr. Parker, age 58, has served as a director of the Company since August 2003. In 1997, Mr. Parker founded Medical Funding Corporation, a company which purchases medical receivables, and has served as its chairman from inception to the present. In the summer of 2000, Medical Funding Corporation purchased a Snelling Personnel Agency franchise in Washington, DC which provides full staffing services for the local business community. From 1992 to 1996, Mr. Parker was chairman of, and a 50% stockholder of, Capitol Resource Funding, Inc. (“CRF”), a commercial finance company with offices in Dana Point, California and Arlington, Virginia. Mr. Parker joined CRF shortly after its inception and was instrumental in growing the company from a startup to one that by 1996 was purchasing receivables at the rate of $150 million per year, with over 40 employees. Mr. Parker practiced corporate and tax law for over 15 years — from 1980 to 1983 at Verner, Liipfert, Bernhard & McPherson, and from 1983 to 1992 in private practice. Mr. Parker is currently the sole shareholder of Parker & Associates, P.C., a law firm. From 1973 to 1977 Mr. Parker served as executive assistant to the administrator of the US Small Business Administration. Mr. Parker is also a director of Gladstone Capital Corporation. Mr. Parker received his J.D. and Masters in Tax Law from Georgetown Law Center and his undergraduate degree from Harvard College.

Directors Continuing in Office Until the 2006 Annual Meeting

      David A. R. Dullum. Mr. Dullum, age 55, has served as a director of the Company since August 2003. From 1995 to the present, Mr. Dullum has been a partner of New England Partners, a venture capital firm focused on investments in small and medium-sized businesses in the Mid-Atlantic and New England regions. From 1976 to 1990, Mr. Dullum was the managing general partner of Frontenac Company, a Chicago-based venture capital firm. Mr. Dullum is also a director of Gladstone Capital Corporation. Mr. Dullum holds a MBA from Stanford Graduate School of Business and a BME from the Georgia Institute of Technology.

      Maurice W. Coulon. Mr. Coulon, age 60, has served as a director of the Company since August 2003. Since 2000, Mr. Coulon has been a private investor in real estate. From 1991 through his retirement in 2000, Mr. Coulon served as director of portfolio management for the Morgan Stanley Real Estate Fund. From 1980 to 1991, Mr. Coulon served as senior vice president of asset management for the Boston Company Real Estate Counsel, Inc. Mr. Coulon was a founder of the National Association of Real Estate Investment Managers and is a past president of the National Council of Real Estate Investment Fiduciaries. Mr. Coulon is also a director of Gladstone Capital Corporation. Mr. Coulon holds a MBA from Harvard University and a BSE from the University of Missouri.

      Terry Lee Brubaker. Mr. Brubaker, age 60, has served as the Company’s president, secretary, chief operating officer and a director since its inception. Mr. Brubaker has also served as president and a director of the Adviser since its inception. Mr. Brubaker has also served as the president and chief operating officer and a director of Gladstone Capital since May 2001. In March 1999, Mr. Brubaker founded and, until May 1, 2003, served as chairman of Heads Up Systems, a company providing processing industries with leading edge technology. From 1996 to 1999, Mr. Brubaker served as vice president of the paper group for the American Forest & Paper Association. From 1992 to 1995, Mr. Brubaker served as president of Interstate Resources, a pulp and paper company. From 1991 to 1992, Mr. Brubaker served as president of IRI, a radiation measurement equipment manufacturer. From 1981 to 1991, Mr. Brubaker held several management positions at James River Corporation, a forest and paper company, including vice president of strategic planning from 1981 to 1982, group vice president of the Groveton Group and Premium Printing Papers from 1982 to 1990 and vice president of human resources development in 1991. From 1976 to 1981, Mr. Brubaker was strategic planning manager and marketing manager of white papers at Boise Cascade. Previously, Mr. Brubaker was a senior engagement manager at McKinsey & Company from 1972 to 1976. Prior to 1972, Mr. Brubaker was a U.S. Navy fighter pilot. Mr. Brubaker holds a MBA from the Harvard Business School and a BSE from Princeton University.

Executive Officers Who Are Not Directors

      George Stelljes III. Mr. Stelljes has served as the Company’s executive vice president and chief investment officer since its inception. Mr. Stelljes has also served as executive vice president of the Adviser since its inception and as a director of the Adviser since May 2003. In addition, Mr. Stelljes has served as executive vice president and chief investment officer of Gladstone Capital since September 2002. He was a director of Gladstone Capital from August 2001 to September 2002 and rejoined the board of directors of Gladstone Capital in July 2003. Prior to joining Gladstone Capital, Mr. Stelljes also served as a managing member of St. John’s Capital, a vehicle used to make private equity investments. From 1999 to 2001, Mr. Stelljes was a co-founder and managing member of Camden Partners, a private equity firm which finances high growth companies in the communications, education, healthcare and business services sectors. From 1997 to 1999, Mr. Stelljes was a managing director and partner of Columbia Capital, a venture capital firm focused on investments in communications and information technology. From 1989 to 1997, Mr. Stelljes held various positions, including executive vice president and principal, with Allied Capital and its affiliates. Mr. Stelljes currently serves as a general partner and investment committee member of Patriot Capital, a private equity fund and on the board of Intrepid Capital Management, a money management firm. He is also a former board member and regional president of the National Association of Small Business Investment Companies. Mr. Stelljes holds a MBA from the University of Virginia and a BA in Economics from Vanderbilt University.

      Harry Brill. Mr. Brill has served as the Company’s treasurer and chief financial officer since its inception. Mr. Brill has also served as chief financial officer of the Adviser since its inception. Since May 2001, Mr. Brill has also served as treasurer and chief financial officer of Gladstone Capital. From 1995 to April 2001, Mr. Brill served as a personal financial advisor. From 1975 to 1995, Mr. Brill held various positions, including treasurer, chief accounting officer and controller, with Allied Capital Corporation, where Mr. Brill was responsible for all of the accounting work for Allied Capital and its family of funds. Mr. Brill received his degree in accounting from Ben Franklin University.

Independence of The Board of Directors

      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Gladstone, the chief executive officer of the Company, and Mr. Brubaker, the president and chief operating officer of the Company.

Information Regarding the Board of Directors and its Committees

      As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Gladstone Commercial Corporation at 1616 Anderson Road, Suite 208, McLean, Virginia 22102. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairperson of the Ethics, Nominating and Corporate Governance Committee.

      The Board of Directors has four committees: an Executive Committee, an Audit Committee, a Compensation Committee, and an Ethics, Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2003 for each of the board committees:

Ethics, Nominating
and Corporate
Name	Executive		Audit		Compensation		Governance

Paul W. Adelgren							X *

Terry Lee Brubaker	X

Maurice W. Coulon							X

David A. R. Dullum			X		X	*

Michela A. English			X

David Gladstone	X	*

John M. Outland					X

Anthony W. Parker	X		X	*	X

Total meetings in fiscal year 2003	None		3		3		3

*	Committee Chairperson

      Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Executive Committee

      The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of the Company’s Board of Directors except for actions that must be taken by the full Board of Directors under the Maryland General Corporation Law. The Executive Committee did not meet during the fiscal year ended December 31, 2003.

Audit Committee

      The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Parker (Chairman) and Dullum and Ms. English. The Audit Committee met three times during the fiscal year ended December 31, 2003. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

      The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that each of Messrs. Parker and Dullum and Ms. English qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee

      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; negotiates the terms of the Company’s advisory agreement with Gladstone Management Corporation; recommends to the Board of Directors for approval the compensation and other terms of employment of the Company’s chief executive officer; recommends to the Board of Directors for approval the compensation and other terms of employment of the other executive officers; and administers the Company’s 2003 Equity Incentive Plan. Three directors comprise the Compensation Committee: Messrs. Dullum (Chairman), Parker and Outland. All members of the Compensation Committee are independent (as defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times during the fiscal year ended December 31, 2003.

Ethics, Nominating and Corporate Governance Committee

      The Ethics, Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors, and developing a set of corporate governance principles for the Company. The Ethics, Nominating and Corporate Governance Committee charter can be found on the Company’s corporate website at http://www.gladstonecommercial.com. Two directors comprise the Ethics, Nominating and Corporate Governance Committee: Messrs. Adelgren (Chairman) and Coulon. All members of the Ethics, Nominating and Corporate Governance Committee are independent (as defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Ethics, Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2003.

      The Ethics, Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Ethics, Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Ethics, Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Ethics, Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of the Company’s voting stock.

      The Ethics, Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics, Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Ethics, Nominating and Corporate Governance Committee at the address set forth on the cover page of this proxy statement. Recommendations for individuals to be considered for nomination at the 2005 Annual Meeting must be received by September 30, 2004. Recommendations received after September 30, 2004 will be considered for nomination at the 2006 Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

      Messrs. Adelgren and Outland were recommended to the Ethics, Nominating and Corporate Governance Committee for nomination to the Company’s Board of Directors by the Company’s chief executive officer.

Meetings of the Board of Directors

      The Board of Directors met three times during the last fiscal year. Each Board of Directors member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively, except for Paul W. Adelgren, who was not present at one meeting of the Board of Directors and one meeting of the Ethics, Nominating and Corporate Governance Committee.

Compensation of Directors

      As compensation for serving on the Company’s Board of Directors, each of the Company’s independent directors will receive an annual fee of $10,000 and an additional $1,000 for each board meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting takes place on a day other than when the full Board of Directors meets. In addition, the Company reimburses its directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Upon joining the Board of Directors, each independent director receives a non-qualified option to purchase 10,000 shares of common stock having an exercise price equal to the quoted price of the Company’s common stock on the Nasdaq National Market on the date of grant. At the time of each Annual Meeting of the Company’s stockholders following his or her appointment, each incumbent independent director will receive an additional non-qualified option to purchase 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant. All options granted to independent directors will vest in two equal annual installments beginning one year from the date of grant.

      The Company does not pay any compensation to directors who also serve as its officers, or as officers or directors of the Adviser, in consideration for their service as directors of the Company. The Company’s Board of Directors may change the compensation of independent directors in its discretion. None of the Company’s independent directors received any compensation from the Company during the fiscal year ended December 31, 2003 other than for Board of Directors or committee service.

Stockholder Communications With The Board of Directors

      The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. This information is available on the Company’s website at http://www.gladstonecommercial.com.

Code Of Ethics

      The Company has adopted the Gladstone Commercial Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.gladstonecommercial.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

PERMIT THE COMPANY TO MAKE LEASES TO EXISTING AND PROSPECTIVE PORTFOLIO COMPANIES OF CURRENT OR FUTURE AFFILIATES OF THE COMPANY, SUCH AS GLADSTONE CAPITAL CORPORATION AND ENTITIES ADVISED BY GLADSTONE MANAGEMENT CORPORATION

Summary of Proposal

      The Company’s Board of Directors currently has a policy that the Company will not, without the approval of its stockholders, purchase any property from, nor lease any property to, any business in which the Company’s affiliates — including Gladstone Capital Corporation and any business which is advised by Gladstone Management Corporation — have invested (referred to as their “portfolio companies”). Any change to this policy requires the approval of the Company’s stockholders. The Company is hereby seeking approval of its stockholders to change this policy.

Background of Proposal

      In recent months, a number of potential real estate leasing prospects have been brought to the Company’s attention that the Company’s management believes would be potentially attractive leasing opportunities, but the Company has been precluded from pursuing them based on the limitations imposed by the investment policy described above. In particular, certain current and prospective portfolio companies of Gladstone Capital satisfy the Company’s tenant underwriting criteria and own real estate that meets the Company’s lease underwriting criteria. Because of the Company’s policy against leasing real estate to companies in which the Company’s affiliates have invested, the Company has not been able to pursue these opportunities, which may be in the Company’s stockholders’ best interests to pursue.

      In addition to making leases to existing portfolio companies of the Company’s affiliates, the Company’s management believes that, if the Company’s policies are revised to permit the Company to lease real estate to prospective portfolio companies of affiliates, the Company will be able to team with one or more of its affiliates to provide a more comprehensive financing package to a potential tenant. For example, the Company’s management believes that there are likely to be companies who are seeking a broader financing solution — including a real estate lease and debt financing — than either the Company or one of its affiliates can provide alone. Because of the Company’s policy against buying property from or leasing real estate to portfolio companies of affiliates, the Company and its affiliates are currently not able to jointly pursue such opportunities. Therefore, when such opportunities do present themselves, the Adviser will be forced to choose whether the opportunity belongs to the Company or an affiliate. As a result, unless the stockholders approve this proposal the Company may miss attractive investment opportunities.

Managing the Potential Conflicts of Interest Associated with the Proposal

      In order to minimize the conflicts of interest that may result from these types of leases, any such lease will be required to be approved by a majority of the Company’s independent directors and must not jeopardize the Company’s tax status as a real estate investment trust (REIT). To further mitigate the risks associated with making loans to existing and prospective portfolio companies of its affiliates, prior to the Company’s entering into any such lease, its independent directors will be required to determine that the real estate and tenant satisfy the Company’s standard underwriting criteria and that the terms of the lease are consistent with the terms of leases that the Company would make in situations where there was no affiliation.

      Additionally, as described below under “Other Investment Policies,” the Company will not be making leases to any portfolio companies that are controlled by any of its affiliates. As a result, the Company believes that the management teams and ownership groups of the affiliates’ portfolio companies would negotiate with the Company at arms’-length. The Company would expect these negotiations to result in lease terms that would be consistent with the terms that these tenants would be likely to receive if they were not portfolio companies of the Company’s affiliates.

      Finally, many of the Company’s officers and directors have operated under a similar structure in connection with their service to Allied Capital Advisers, Inc., which managed three publicly traded investment companies, one publicly traded REIT, one privately held REIT and two private partnerships. The Company believes that their experience will allow them to successfully manage potential conflicts of interest inherent in its business, including those that they will face in connection with lease opportunities with existing and prospective portfolio companies of its affiliates.

Other Investment Policies

      Under a separate investment policy, the Company is prohibited from making loans, including mortgage loans, to any of its affiliates or any portfolio companies of its affiliates, without the approval of the Company’s stockholders. The Company is not seeking approval from stockholders to change this policy, nor does the Company presently intend to do so.

      Under a separate investment policy, the Company is prohibited from purchasing property from, or leasing property to any portfolio company that one of its affiliates “controls” (as that term is defined under the federal securities laws). The Company is not seeking approval from stockholders to change this policy, nor does the Company presently intend to do so.

Description of Certain of the Company’s Current Affiliates

      Gladstone Capital Corporation. Gladstone Capital is a publicly held closed-end management investment company whose common stock is traded on the Nasdaq National Market under the trading symbol “GLAD.” Gladstone Capital makes loans to and investments in small and medium-sized businesses. It does not buy or lease real estate. All of the Company’s officers and directors are also affiliated with Gladstone Capital, as a result of which the Company may be deemed to be an affiliate of Gladstone Capital.

      Gladstone Management Corporation. Gladstone Management Corporation (the “Adviser”) is a registered investment adviser under the Investment Advisers Act of 1940. The Adviser is an external management company that serves as the Company’s investment adviser. Additionally, Gladstone Capital’s stockholders have recently approved a proposal to engage the Adviser to serve as its investment adviser and the Adviser may serve as an adviser for additional entities in the future. Each of the Company’s officers is an officer or director of the Adviser. David Gladstone is the chairman, chief executive officer and controlling stockholder of the Adviser. As a result of these relationships, the Company may be deemed an affiliate of the Adviser and any entity that the Adviser advises.

      The Company will not co-invest with the Adviser nor will the Adviser make loans to or investments in any company with which the Company has entered into a real estate lease or mortgage loan arrangement. However, the Adviser, through investment advisory agreements with the Company and its affiliates, will have an interest in the investments that the Company and its affiliates undertake. The Adviser may lease office space in a building that the Company owns, provided that the rental rate under the lease is determined by the Company’s independent directors to be a fair market rate.

Gladstone Commercial and Affiliates

      The following chart illustrates generally the current relationship among the Company, the Adviser and certain of the Company’s current affiliates.

      If the Company’s stockholders approve this proposal, the Company will be permitted to net lease commercial, industrial and other real property to portfolio companies of Gladstone Capital or other current or future affiliates of the Company. It would also permit the Company to provide the real estate leasing piece of a financing to a new company with one or more of its current or future affiliates. As noted above, the Company will not be permitted to make mortgage loans to such companies, and the Company will not be permitted to lease property to any portfolio company controlled by one of its affiliates. The following chart illustrates generally the relationship that would exist among the Company, the Adviser and certain of the Company’s current affiliates if the Company’s stockholders approve this proposal.

Risks Associated with the Proposal

      In considering this proposal, you should be aware that there are a number of risks associated with the proposal, including those risks described below. You should carefully consider these risks together with the other information in this proxy statement when determining how to vote on this proposal.

Providing leases to portfolio companies of the Company’s affiliates would present potential conflicts of interest.

      If the Company provides a lease to a current or prospective portfolio company of Gladstone Capital or any other affiliate, it is likely that there will be a conflict of interest in connection with such a transaction. Because the Company would own the real estate and lease it to the tenant while the Company’s affiliate, such as Gladstone Capital, would generally be providing debt to the Company’s tenant, the two investments would be likely to have different risk profiles. The Company expects that any such lease that the Company makes would be consistent with the Company’s customary lease underwriting criteria and the Company’s independent directors will be required to determine that the real estate and tenant satisfy the Company’s standard underwriting criteria and that the terms of the lease are consistent with the terms of leases that the Company would make in situations where there was no affiliation.

      However, there is a risk that, for leases to prospective portfolio companies of an affiliate, there could be situations when the Company enters into a lease that is riskier than the Company would customarily make in order to enable Gladstone Capital, or another affiliate, to provide the debt piece of the financing, resulting in a greater risk of default. For leases to existing portfolio companies of an affiliate, there is a risk that, because of the affiliate’s existing interest in the potential tenant, the Adviser might negotiate a transaction that is more favorable to the tenant than one that might otherwise result from arms’-length negotiations with an entity that is not a portfolio company of one of the Company’s affiliates, resulting in less cash flow than might otherwise be the case. If any of these risks were to materialize, it could have a material adverse effect on the Company’s ability to generate cash flow to make distributions to stockholders.

The Company has not identified any specific opportunity to make a lease to any existing or prospective portfolio company of any affiliate, nor are the Company’s affiliates obligated to refer any lease opportunities to the Company.

      The Company has not identified any specific opportunity to make a lease to any existing or prospective portfolio company of any other affiliate of ours. Moreover, neither Gladstone Capital nor any of the Company’s other affiliates will be under any obligation to refer any lease opportunities to the Company for its consideration. Even if the Company’s affiliates do refer lease opportunities to the Company, they will be permitted to discontinue doing so at their absolute discretion at any time. Accordingly, there can be no assurance that the Company will ever make any leases to any existing or prospective portfolio company of one of the Company’s affiliates. If the Company is able to enter into any such transactions, there can be no assurance that the Company will be able to continue doing so.

Leases to portfolio companies of the Company’s affiliates will subject the Company to risks associated with the particular tenants.

      When the Company is considering entering into a lease with a portfolio company of one of its affiliates, the Company believes that it will benefit from the valuable insight that the Adviser’s personnel will have gained regarding the potential tenant through their experience during the period of time in which the affiliate has had an investment in the company and through the due diligence that was conducted in connection with such investment. However, as with any lease there can be no assurance that these leases will be successful. Instead, these leases will generally expose the Company to all of the risks it customarily encounters in connection with any new leases, including those risks contained in the section of the Company’s annual report on Form 10-K for the year ended December 31, 2003 entitled “Risk Factors.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

      Effective June 10, 2003, the Company adopted the 2003 Equity Incentive Plan (as amended, the “2003 Plan”) for the purpose of attracting and retaining the services of executive officers, directors and other key employees. The Company initially authorized the issuance of 625,000 shares of common stock to the Company’s officers, directors, employees and consultants, including the employees and directors of the Adviser under the 2003 Plan. Effective July 17, 2003, the Company amended the 2003 Plan to increase the number of shares authorized for issuance under the Plan to 759,000. As of March 25, 2004, the Company has issued options to purchase an aggregate of 679,000 shares. Only 80,000 shares of common stock (plus any shares that might in the future be returned to the 2003 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2003 Plan.

      The Company’s Board of Directors has approved an amendment to the 2003 Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 2003 Plan from a total of 759,000 shares to a total of 960,000 shares. The Company’s Board of Directors adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by Compensation Committee.

      Stockholders are requested to approve the amendment to the 2003 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the amendment to the 2003 Plan. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

      The essential features of the 2003 Plan are outlined below:

2003 Equity Incentive Plan

      Under the 2003 Plan, the Compensation Committee may award to employees, including those of the Adviser, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or ISOs, and nonstatutory stock options to employees, non-employee directors and certain consultants, including the Adviser and its affiliates. In addition, the 2003 Plan permits the granting of restricted stock.

      Options granted under the 2003 Plan may be exercised for a period of no more than ten years from the date of grant or, in the case of ISOs granted to any recipient who owns, or is treated as owning, under Section 424(d) of the Internal Revenue Code, more than 10% of the total combined voting power of the Company’s stock, no more than five years from the date of grant. No awards may be granted under the 2003 Plan to any person who, assuming exercise or settlement of all options and rights held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of the Company’s capital stock without approval of the Board of Directors. Unless sooner terminated by the Board of Directors, the 2003 Plan will terminate on June 9, 2013, and no additional awards may be made under the 2003 Plan after that date.

     Stock Options

      Options granted under the 2003 Plan will entitle the optionee, upon exercise, to purchase shares of common stock from the Company at a specified exercise price per share. ISOs must have a per share exercise price of no less than the fair market value of a share of common stock on the date of the grant or, if the optionee owns or is treated as owning, under Section 424(d) of the Internal Revenue Code, more than 10% of the total combined voting power of all classes of the Company’s stock, no less than 110% of the fair market value of a share of common stock on the date of the grant. Nonstatutory stock options granted under the 2003 Plan must have a per share exercise price of no less than 85% of the fair market value of a share of common stock on the date of the grant. Options will not be transferable other than by laws of descent, distribution and, in the case of nonstatutory stock options, assignment or grant to a trust, individual retirement account or pension plan that is for the benefit of the optionee.

      The Compensation Committee administers the 2003 Plan and has the authority, subject to the provisions of the 2003 Plan, to determine who will receive awards under the 2003 Plan and the terms of such awards. The Compensation Committee has the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, cash or stock dividends, distributions and recapitalizations.

      If authorized by the Compensation Committee, the exercise price of an option may be paid in the form of shares of common stock that are already owned by a participant. In addition, the Compensation Committee may permit, when appropriate, a “cashless exercise” arrangement whereby an optionee may exercise a portion of his or her option by surrendering a portion of the shares subject to his or her option having a fair value equal to the aggregate exercise price of the portion of the option being exercised. If an optionee elects to make a cashless exercise of a portion of his or her option, he or she will receive upon such exercise shares having an aggregate fair market value equal to the product of (1) the excess of the fair market value of a share of common stock on the exercise date over the exercise price and (2) the number of shares covered by the portion of the option being exercised.

      The 2003 Plan provides that if a stock option is not exercised and the option expires for any reason, then the shares of common stock subject to the option will be available for reissuance under the 2003 Plan.

     Restricted Stock

      Participants in the 2003 Plan are eligible to receive grants of restricted stock. These shares may be subject to a time-based vesting schedule or the attainment of performance goals established by the Compensation Committee. Restricted stock may be sold or may be issued for no cash consideration as determined by the Compensation Committee. Upon a participant’s termination of service with the Company, the Company may have the option to repurchase or reclaim the unvested shares of stock at the original purchase price paid by a participant for such shares, if any. The specific terms and conditions of the restricted stock purchases shall be governed by the 2003 Plan and individual agreements in a form approved by the Compensation Committee. Restricted stock acquired under the 2003 Plan is transferable if so determined by the Compensation Committee in its discretion. As of March 25, 2004 the Company has not issued any shares of restricted stock.

     Corporate Transactions and Change in Control Provisions

      Upon specified corporate transactions, as defined in the 2003 Plan, all outstanding stock options and restricted stock under the 2003 Plan may either be assumed or new awards may be substituted by the successor or surviving entity. If the surviving entity does not assume or substitute similar awards, the vesting of awards held by the participants whose continuous service has not terminated prior to the closing date of the corporate transaction will be accelerated in full and then terminated to the extent not exercised, if appropriate, prior to the closing date of the corporate transaction. With respect to any other awards which are not assumed or substituted and which are held by participants whose continuous service has terminated on or prior to the closing date of the corporate transaction, such awards will not be accelerated unless otherwise provided in a written agreement between the Company and the participant and approved by the Compensation Committee.

      Upon a corporate transaction that constitutes a change in control, as defined in the 2003 Plan, awards of stock options and restricted stock held by participants whose continuous service has not terminated prior to the date of the change in control will be entitled to additional acceleration of vesting, but only to the extent as provided in any written agreement between the Company and the participant and approved by the Compensation Committee.

     Federal Tax Consequences

      The following is a brief summary of the federal income tax aspects of awards under the 2003 Plan of compensatory stock options and restricted stock to employees and other service providers in exchange for services based upon the federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

•	Incentive stock options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If shares of stock are issued to a participant pursuant to the exercise of an ISO, and if no disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant (a “disqualifying disposition”), then: (i) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

If stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above in a disqualifying disposition, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for such shares, and (2) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant’s employment, the option will generally be taxed as a nonstatutory stock option.

•	Nonstatutory stock options. With respect to nonstatutory stock options: (1) no income is realized by the participant at the time the option is granted; (2) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount; and (3) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

      Restricted Stock Awards. To the extent a participant’s restricted stock award is fully vested and is not subject to the Company’s repurchase option, the participant will recognize taxable ordinary income equal to any excess of the stock’s fair market value on the purchase date over the purchase price. In contrast, to the extent a restricted stock award is subject to a vesting schedule, taxable income with respect to stock will be recognized at each vesting date in an amount equal to the excess of the fair market value of the shares vesting on such date over the consideration paid for those shares. However, a participant may file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code, by which the participant elects to recognize at the time of grant ordinary income equal to the excess, if any, of the then fair market value of the stock received on the date of grant over the participant’s purchase price, if any. Generally, the Company will be entitled to a tax deduction equal to the ordinary income recognized by the participant.

Equity Compensation Plan Information

      The following table provides certain information with respect to the 2003 Plan, which is the Company’s only equity compensation plan, as of December 31, 2003.

Number of securities
remaining available
	Number of securities		for issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	679,000	$15.16	80,000

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	679,000	$15.16	80,000

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since its inception in 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

      The following table represents aggregate fees billed to the Company for the period from its inception through December 31, 2003 by PricewaterhouseCoopers LLP, the Company’s principal accountant.

Period from inception (February 14, 2003)
through December 31, 2003

Audit Fees	$111,700

Audit-related Fees	0

Tax Fees	5,000

All Other Fees	0

Total Fees	$116,700

      All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

      The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

      The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee

      The Audit Committee of the Board of Directors consists of the three non-employee directors named below. Each member of the Audit Committee is an independent director as defined by the current and proposed NASDAQ listing standards and the Company’s own standards. In addition, the Board of Directors has unanimously determined that all members of the Audit Committee qualify as “audit committee financial experts” within the meaning of the Securities and Exchange Commission regulations. The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards and at least one member has financial management expertise. The Audit Committee is primarily responsible for oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performance of the independent auditor, approving the independent auditor services and fees and reviewing and approving the annual audited financial statements for the Company before issuance, subject to Board of Directors approval. No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.

Revision of Audit Committee Charter

      In December 2003, the Audit Committee of the Board of Directors revised its Charter and recommended its approval by the full Board of Directors. The revised Charter, attached as Appendix A to this Proxy Statement, sets forth the Audit Committee’s principal accountabilities, including selecting and engaging the independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The updated Charter also may be found on the Company’s web site located at www.gladstonecommercial.com.

Committee Report

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent auditor, with and without management present. The Audit Committee included in its review results of the auditor’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

      The Audit Committee also has discussed with PricewaterhouseCoopers LLP matters relating to the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with PricewaterhouseCoopers their independence from management and the Company, as well as the matters in the written disclosures received from PricewaterhouseCoopers and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee received a letter from PricewaterhouseCoopers confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with PricewaterhouseCoopers the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PricewaterhouseCoopers’ audits and all

      1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

fees paid to PricewaterhouseCoopers during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PricewaterhouseCoopers for the Company. The Audit Committee has reviewed and considered the compatibility of PricewaterhouseCoopers’ performance of non-audit services with the maintenance of PricewaterhouseCoopers’ independence as the Company’s independent auditor.

      Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has engaged PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2004, subject to ratification by the Company’s stockholders.

Submitted by the Audit Committee

Anthony Parker, Chairman
Michela English
John Outland

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 22, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those persons known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)

	Number	Percent
Beneficial Owner	of Shares	of Total

Prudential Financial, Inc.(2)	532,800	7.0%
715 Broad Street Newark, NJ 07102

Persons associated with CF Advisors, LLC(3)	450,000	5.9%
666 5th Avenue, 34th Floor New York, NY 10103

Capital Research and Management Company(4)	428,000	5.6%
333 South Hope Street Los Angeles, CA 90071

Fairholme Capital Management, L.L.C.(5)	400,000	5.2%
51 JFK Parkway Short Hills, NJ 07078

David Gladstone(6)	252,000	3.2%

Terry Lee Brubaker(7)	70,550	*

George Stelljes, III(8)	51,000	*

Harry Brill(9)	12,890	*

David A.R. Dullum	5,000	*

Michela A. English	1,000	*

Anthony W. Parker	1,434	*

Paul W. Adelgren	0	*

Maurice W. Coulon	1,000	*

John H. Outland	0	*

All executive officers and directors as a group (10 persons)(10)	394,874	5.2%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders of the Company and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,642,000 shares outstanding on March 22, 2004, adjusted as required by rules promulgated by the SEC.

(2)	According to a Schedule 13G filed by Jennison Associates LLC on February 18, 2004, these shares are held by investment companies, insurance separate accounts, and institutional clients advised by Jennison Associates, a wholly-owned subsidiary of Prudential Financial, Inc. Jennison Associates disclosed on the same Schedule 13G that it has sole voting power with respect to all 532,800 shares, and shares investment power with respect to all 532,800 shares with Prudential Financial. However, on the Schedule 13G filed by Prudential Financial on February 10, 2004, Prudential Financial disclosed that it has sole voting and investment power with respect to 160,600 of these shares, and shares voting and investment power with Jennison Associates with respect to the remaining 372,200 shares.

(3)	According to a Schedule 13G filed jointly CF Advisors, LLC, A. Alex Porter, Paul Orlin, Geoffrey Hulme, and Jonathan W. Friedland on August 22, 2003, CF Advisors shares voting and investment power with Messrs. Porter, Orlin, Hulme, and Friedland with respect to 450,000 of these shares, and Messrs. Porter, Orlin, Hulme, and Friedland share voting and investment power with respect to the remaining 50,000 shares.

(4)	According to a Schedule 13G filed jointly by Capital Research and Management Company and Smallcap World Fund, Inc. on February 13, 2004, sole voting power with respect to these shares is held by Smallcap World Fund, Inc., and sole investment power with respect to these shares is held by Capital Research and Management Company.

(5)	According to a Schedule 13G filed jointly by Fairholme Capital Management, L.L.C. and Bruce R. Berkowitz on February 4, 2004, these shares are held by various investment vehicles managed by Fairholme Capital Management. Mr. Berkowitz is deemed to have beneficial ownership of these shares because he holds voting and dispositive power over all shares beneficially owned by Fairholme Capital Management.

(6)	Includes 100,000 shares issuable upon exercise of options held by Mr. Gladstone that are currently exercisable.

(7)	Includes 50,000 shares issuable upon exercise of options held by Mr. Brubaker that are currently exercisable, and 12,500 shares owned by Mr. Brubaker’s spouse with respect to which Mr. Brubaker disclaims beneficial ownership.

(8)	Includes 50,000 shares issuable upon exercise of options held by Mr. Stelljes that are currently exercisable.

(9)	Includes 12,500 shares issuable upon exercise of options held by Mr. Brill that are currently exercisable.

(10)	Includes 212,500 shares issuable upon exercise of options held by the Company’s executive officers (as described more fully in footnotes (6) through (9) above), and 12,500 shares owned by Mr. Brubaker’s spouse with respect to which Mr. Brubaker disclaims beneficial ownership (as described in footnote (7) above).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows, for the period from the Company’s inception on February 14, 2003 to December 31, 2003, compensation awarded or paid to, or earned by, the Company’s chief executive officer and each of the Company’s other executive officers at December 31, 2003 (the “Named Executive Officers”) for all services rendered to the Company during this period. The Named Executive Officers are employees of Gladstone Capital Advisers, an affiliate of ours. Under an expense sharing arrangement with Gladstone Capital Advisers, Gladstone Management Corporation (the “Adviser”) reimburses Gladstone Capital Advisers for its pro rata share of Gladstone Capital Advisers’ payroll and benefits expenses on an employee-by-employee basis, based on the percentage of time that its personnel spend on the Company’s matters. Subject to the terms of the Company’s advisory agreement, the Adviser passes these charges along to the Company. For additional information regarding this arrangement, see “Advisory Agreement” and “Certain

Transactions.” The salary amounts set forth in the table below represent payments made to the Named Executive Officer in respect of services rendered to the Company through the Adviser and do not represent the total salary earned by the Named Executive Officers during the period (e.g., amounts paid to the Named Executive Officer for services rendered to Gladstone Capital, etc.):

Summary Compensation Table

					Long-Term Compensation
					Awards
	Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Salary		Bonus	Compensation	Options	Compensation

David Gladstone	$44,500	(1)	$0	$1,335	200,000	$0
Chief Executive Officer

Terry Lee Brubaker	$14,234	(2)	$0	$427	100,000	$0
Chief Operating Officer

George Stelljes III,	$17,417	(3)	$0	$522	100,000	$0
Executive Vice President and Chief Investment Officer

Harry Brill,	$13,937	(4)	$0	$416	25,000	$0
Chief Financial Officer

(1)	Represents approximately 45% of Mr. Gladstone’s total salary for the six months ended December 31, 2003 (as Mr. Gladstone devoted approximately 45% of his time to the Company’s matters during this time). No amounts were paid to Mr. Gladstone in respect of any services rendered to the Company prior to July 1, 2004. Mr. Gladstone’s current base annual salary from Gladstone Capital Advisers is $200,000.

(2)	Represents approximately 14% of Mr. Brubaker’s total salary for the six months ended December 31, 2003 (as Mr. Brubaker devoted approximately 14% of his time to the Company’s matters during this time). No amounts were paid to Mr. Brubaker in respect of any services rendered to the Company prior to July 1, 2004. Mr. Brubaker’s current base annual salary from Gladstone Capital Advisers is $220,000.

(3)	Represents approximately 17% of Mr. Stelljes’s total salary for the six months ended December 31, 2003 (as Mr. Stelljes devoted approximately 17% of his time to the Company’s matters during this time). No amounts were paid to Mr. Stelljes in respect of any services rendered to the Company prior to July 1, 2004. Mr. Stelljes’s current base annual salary from Gladstone Capital Advisers is $220,000.

(4)	Represents approximately 25% of Mr. Brill’s total salary for the six months ended December 31, 2003 (as Mr. Brill devoted approximately 25% of his time to the Company’s matters during this time). No amounts were paid to Mr. Brill in respect of any services rendered to the Company prior to July 1, 2004. Mr. Brill’s current base annual salary from Gladstone Capital Advisers is $130,000.

Option Grants in Last Fiscal Year

      The following table sets forth information concerning stock options granted to the Named Executive Officers for the period from the Company’s inception on February 14, 2003 to December 31, 2003:

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
	Individual Grants				Option Term

	Number of
	Securities	% of Total Options
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price ($/Sh)	Date	5%	10%

Mr. Gladstone	200,000	29.5%	$15.00	8/11/2013	$1,886,684	$4,781,227

Mr. Brubaker	100,000	14.7%	$15.00	8/11/2013	$943,342	$2,390,614

Mr. Stelljes	100,000	14.7%	$15.00	8/11/2013	$943,392	$2,390,614

Mr. Brill	25,000	3.7%	$15.00	8/11/2013	$235,836	$597,653

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

      The following table sets forth information concerning stock options exercised by the Named Executive Officers during the period from the Company’s inception on February 14, 2003 to December 31, 2003 and the number and value of unexercised options held by them at December 31, 2003.

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money Options
			Options at FY-End	at FY-End
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable

Mr. Gladstone	n/a	n/a	100,000/100,000	$185,000/$185,000

Mr. Brubaker	n/a	n/a	50,000/50,000	$92,500/$92,500

Mr. Stelljes	n/a	n/a	50,000/50,000	$92,500/$92,500

Mr. Brill	n/a	n/a	12,500/12,500	$23,125/$23,125

EMPLOYMENT AGREEMENTS

      Because the Company’s executive officers are employees of Gladstone Capital Advisers, Inc., a wholly owned subsidiary of Gladstone Capital, the Company does not pay cash compensation to them directly in return for their services to the Company. Through an expense sharing arrangement with Gladstone Capital Advisers, the Adviser reimburses Gladstone Capital Advisers for the Company’s pro rata share of its employee payroll and benefits expenses on an employee-by-employee basis, based on the percentage of each employee’s time devoted to the Company’s matters. Subject to terms of the advisory agreement, the Adviser passes these charges along to the Company. For additional information regarding this arrangement, see “Advisory Agreement” and “Certain Transactions.”

ADVISORY AGREEMENT

      Many of the services performed by the Adviser and its affiliates in managing the Company’s day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Adviser and its affiliates perform for the Company pursuant to the terms of the advisory agreement, but it is not intended to include all of the services which may be provided to the Company by third parties.

Adviser Duties and Authority Under the Advisory Agreement

      Under the terms of the advisory agreement, the Adviser will use its best efforts to present to the Company investment opportunities consistent with the Company’s investment policies and objectives as adopted by the Company’s Board of Directors. In performing its duties, the Adviser, either directly or indirectly by engaging an affiliate, will:

•	find, evaluate, present and recommend to the Company a continuing series of real estate investment opportunities consistent with the Company’s investment policies and objectives;

•	provide advice to the Company and act on the Company’s behalf with respect to the negotiation, acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

•	enter contracts to purchase real estate and make mortgage loans on the Company’s behalf in compliance with the Company’s investment procedures, objectives and policies, subject to approval of the Company’s Board of Directors, where required;

•	take the actions and obtain the services necessary to effect the negotiation, acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

•	provide day-to-day management of the Company’s business activities and other administrative services for the Company as requested by the Company’s Board of Directors.

      It is expected, but not required, that each investment that the Company makes will be approved or ratified by the Company’s Board of Directors. The Company’s Board of Directors has authorized the Adviser to make investments in any property on the Company’s behalf without the prior approval of the Company’s Board of Directors if the following conditions are satisfied:

•	The Adviser has obtained an independent appraisal for the property indicating that the total cost of the property does not exceed its appraised value; and

•	The Adviser has provided the Company with a representation that the property, in conjunction with the Company’s other investments and proposed investments, is reasonably expected to fulfill the Company’s investment objectives and policies as established by the Company’s Board of Directors and then in effect.

      The actual terms and conditions of transactions involving investments in properties and mortgage loans shall be determined in the sole discretion of the Adviser, subject at all times to compliance with the foregoing requirements. Some types of transactions, however, will require the prior approval of the Company’s Board of Directors, including a majority of the Company’s independent directors, including the following:

•	loans not secured or otherwise supported by real property;

•	any acquisition or mortgage loan which at the time of investment would have a cost exceeding 20% of the Company’s total assets;

•	any lease or mortgage loan to a tenant or borrower having a risk rating of less than 4 on the Company’s risk rating scale;

•	transactions that involve conflicts of interest with the Adviser (other than reimbursement of expenses in accordance with the advisory agreement); and

•	the lease of assets to the Adviser, its affiliates or any of the Company’s officers or directors.

      In addition to its duties under the advisory agreement, the Adviser and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to the Company’s business. For example, the Adviser also serves as external adviser to Gladstone Land Corporation, an affiliate of the Company’s chairman and chief executive officer David Gladstone, and Gladstone Capital’s stockholders have recently approved a proposal to engage the Adviser as Gladstone Capital’s investment adviser. However, under the advisory agreement, the Adviser must devote sufficient resources to the administration of the Company’s affairs to discharge its obligations under the agreement. The advisory agreement is not assignable or transferable by either the Company or the Adviser without the consent of the other party, except that the Adviser may assign the advisory agreement to an affiliate for whom the Adviser agrees to guarantee its obligations to the Company. Either the Company or the Adviser may assign or transfer the advisory agreement to a successor entity.

Termination of the Advisory Agreement

      The term of the advisory agreement ends on December 31, 2006, and thereafter will be automatically renewed for successive one-year periods, unless either the Company or the Adviser gives the other party notice of non-renewal at least 120 days before the end of any term. Additionally, the advisory agreement may be terminated:

•	immediately by the Company for “cause” or upon the bankruptcy of the Adviser;

•	without cause by a majority of the Company’s independent directors upon 60 days’ notice to the Adviser; or

•	immediately with “good reason” by the Adviser.

      “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty, or the commission of a material breach of the advisory agreement, by the Adviser. “Good reason” is defined in the advisory agreement to mean either a failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the advisory agreement, or a material breach of the advisory agreement of any nature whatsoever by the Company.

Payments to the Adviser Under the Advisory Agreement

      Payments to the Adviser are described under “Certain Transactions.”

Periodic Review of Advisory Fees

      The Company’s Board of Directors is responsible for reviewing the Company’s fees and expenses on at least an annual basis and with sufficient frequency to determine that the fees and expenses incurred are in the best interests of the Company’s stockholders. The Compensation Committee will be responsible for reviewing the performance of the Adviser and determining whether the compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory agreement are being satisfactorily performed. Specifically, the Compensation Committee will consider factors such as:

•	the amount of the fees paid to the Adviser in relation to the Company’s size and the composition and performance of the Company’s investments;

•	the success of the Adviser in generating appropriate investment opportunities;

•	rates charged to other investment entities by advisers performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business;

•	the value of the Company’s assets each quarter;

•	the quality and extent of service and advice furnished by the Adviser and the performance of the Company’s investment portfolio; and

•	the quality of the Company’s portfolio relative to the investments generated by the Adviser for its other clients.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION2

      The Company’s executive officers are salaried employees of Gladstone Capital Advisers, an affiliate of ours. Under an expense sharing arrangement with Gladstone Capital Advisers, the Adviser reimburses Gladstone Capital Advisers for its pro rata share of Gladstone Capital Advisers’ payroll and benefits expenses on an employee-by-employee basis, based on the percentage of time that its personnel spend on the Company’s matters. Subject to the terms of the Company’s advisory agreement, the Adviser passes these charges along to the Company. In connection with the periodic review and approval by the Compensation Committee (the “Committee”) of the Company’s advisory agreement, the Committee approves the portions of the salaries and bonuses paid to the Company’s executive officers that are borne by the Company. In addition, the Committee administers the 2003 Plan through which the Company’s executive officers may receive stock option grants.

      Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million for compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

      The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the

      2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to the Company’s executive officers shall be designed to qualify as “performance-based compensation.” The Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Internal Revenue Code Section 162(m) in the future to the extent consistent with the Company’s best interests.

Compensation Philosophy

      The Company depends on the management and analytical abilities of the Company’s executive officers for the Company’s long-term success and for the enhancement of the Company’s long-term stockholder value. Because of this dependence, the Committee has a critical oversight role in ensuring that the Company’s compensation, whether paid pursuant to the Company’s advisory agreement, through awards under the 2003 Plan, or otherwise enables the Company and the Adviser to attract, retain and reward the performance of executive officers and employees whose substantial experience in investing and lending will enable the Company to achieve the Company’s business and investment objectives. The Company fulfills this role by:

•	ensuring that base salary paid to the Company’s executive officers, a portion of which the Company bears through reimbursement of the Adviser pursuant to the advisory agreement, is competitive with other leading financial services companies with which the Company competes for talented investment professionals;

•	ensuring that bonuses paid to the Company’s executive officers, a portion of which the Company bears through reimbursement of the Adviser pursuant to the advisory agreement, are sufficient to provide motivation to achieve the Company’s principal business and investment goals and to bring total compensation to competitive levels; and

•	providing significant equity-based incentives to ensure that the Company’s executive officers are motivated over the long term to achieve the Company’s business and investment objectives.

     Base Salary and Bonuses

      Through its periodic review and approval of the Company’s advisory agreement, the Committee approves the portions of the salaries and bonuses of the Company’s executive officers that are borne by the Company through the reimbursement of payroll and benefits expenses to the Adviser under the advisory agreement. The Committee’s reviews are conducted on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the Company’s stockholders. The Committee is also responsible for reviewing the performance of the Adviser and determining whether the compensation paid to the Company’s executive officers is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory agreement are being satisfactorily performed. Specifically, the Committee considers factors such as:

•	the pay practices of the Adviser in relation to those of leading financial services companies with which the Adviser competes to attract and retain talented investment professionals;

•	the amount of the fees paid to the Adviser in relation to the Company’s size and the composition and performance of the Company’s investments;

•	the Adviser’s ability to hire, train, supervise and manage new employees as needed to effectively manage the Company’s future growth;

•	the success of the Adviser in generating appropriate investment opportunities;

•	rates charged to other investment entities by advisers performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business;

•	the value of the Company’s assets each quarter;

•	the quality and extent of service and advice furnished by the Adviser and the performance of the Company’s investment portfolio;

•	the quality of the Company’s portfolio relative to the investments generated by the Adviser for its other clients; and

•	the extent to which bonus expenses under the advisory agreement reflect the Adviser’s achievement of the Company’s principal business and investment objectives of generating income for the Company’s stockholders in the form of quarterly cash distributions that grow over time and increasing the value of the Company’s common stock.

     Long-Term Incentives.

      The Company’s long-term incentive program consists of the 2003 Plan. Awards under the 2003 Plan are generally subject to time-based vesting to encourage the Company’s executive officers to continue their services to the Company. Through option grants, executive officers receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executive officers receive value from these grants only if the Company’s common stock appreciates over the term of the option. The size of option grants is determined based on competitive practices at leading companies in the finance industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests. In 2003 the Committee granted a total of 679,000 stock options that will vest over a one-year period. Of this total, 200,000 options were granted to David Gladstone, 100,000 options were granted to Terry Lee Brubaker, 100,000 options were granted to George Stelljes III, 25,000 options were granted to Harry Brill, and 254,000 options were granted to other participants under the 2003 Plan. Such grants were intended to provide the incentive to successfully maximize stockholder value over the next several years. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes retention of the Company’s executive officers.

Corporate Performance and Chief Executive Officer Compensation

      The amount of Mr. Gladstone’s base salary for the fiscal year ended December 31, 2003 that was paid in respect of services rendered to the Company through the Adviser was $44,500, which represented approximately 45% of Mr. Gladstone’s total salary for the six months ended December 31, 2003. No amounts were paid to Mr. Gladstone in respect of any services rendered to the Company prior to July 1, 2004. Mr. Gladstone’s current total annual salary is $200,000. Mr. Gladstone declined to accept any bonus for the year and insisted that his bonus be allocated to the other employees of the Adviser. In approving the reimbursement of the Company’s portion of Mr. Gladstone’s salary under the advisory agreement, the Committee took into account (i) the percentage of time that Mr. Gladstone devoted to the Company’s matters; (ii) Mr. Gladstone’s extensive knowledge of real estate matters; (iii) Mr. Gladstone’s extensive skill in evaluating the creditworthiness of tenants; (iv) Mr. Gladstone’s extensive industry contacts; (v) Mr. Gladstone’s efforts in organizing the Company and leading the Company through its initial public offering; and (vi) Mr. Gladstone’s insistence that his bonus be allocated to the other employees.

      During the fiscal year ended December 31, 2003, the Company achieved some, but not all, of the Company’s corporate objectives. The Committee rated Mr. Gladstone’s individual performance as meeting all of its expectations.

Conclusion

      Through the compensation policies described above, a significant portion of the Company’s executive compensation program and Mr. Gladstone’s compensation, specifically, are contingent on the Company’s performance and the performance of the Adviser, and realization of the Company’s business and investment objectives is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

Submitted by the Compensation Committee

David A. R. Dullum, Chairman

John M. Outland

Anthony W. Parker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of Messrs. Parker, Dullum and Outland, each of whom is an independent director under Nasdaq rules. During the fiscal year ended December 31, 2003, no executive officer of the Company served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on the Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON3

      The following graph shows the total stockholder return of an investment of $100 in cash on August 13, 2003 the first day of trading of the Company’s common stock for (i) the Company’s common stock, (ii) the Standards & Poor’s 500 Index (the “S&P 500”) and (iii) the NAREIT Composite Index. All values assume reinvestment of the full amount of all dividends.

	8/13/2003	12/31/2003

Gladstone Commercial Corporation	$100.00	$112.11

S&P 500	$100.00	$113.00

NAREIT Index	$100.00	$116.30

      3 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Advisory Agreement

      The Company has entered into an advisory agreement with the Adviser, pursuant to which the Adviser is responsible for managing the Company’s business on a day-to-day basis and for identifying, evaluating, negotiating and consummating investment transactions consistent with the Company’s investment criteria. In return for providing such services, the Company reimburses the Adviser for certain expenses it incurs related to management of the Company’s activities. David Gladstone, Terry Lee Brubaker, George Stelljes III, and Harry Brill are all officers and directors of the Adviser, and David Gladstone is the controlling stockholder of the Adviser. Although the Company believes that the terms of the advisory agreement are no less favorable to the Company than those that could be obtained from an unaffiliated third party in an arms’-length transaction, the Adviser, its officers and its directors have a material interest in the terms of the advisory agreement and in the reimbursements described in further detail below.

      The Adviser currently has an expense sharing arrangement with Gladstone Capital Advisers, a wholly-owned subsidiary of Gladstone Capital Corporation, through which the Company’s entire workforce is employed. Under that relationship, the Adviser reimburses Gladstone Capital Advisers for a portion of Gladstone Capital Advisers’ total payroll and benefits expenses (based on the percentage of total hours worked by Gladstone Capital Advisers’ employees on the Company’s matters on an employee-by-employee basis) and a portion of Gladstone Capital Advisers’ total overhead expense (based on the percentage of total hours worked by all Gladstone Capital Advisers’ employees on the Company’s matters). In turn, subject to the terms and conditions of the Company’s advisory agreement, the Company reimburses the Adviser for these charges. During the period from inception through December 31, 2003, the Company’s pro rata share of these payroll and benefits expenses and overhead expenses was approximately $222,000 and $95,000, respectively.

      Under the terms of the advisory agreement, the Company is responsible for all expenses incurred for the Company’s direct benefit, including reimbursement of any amounts incurred by the Adviser on the Company’s behalf. Examples of these expenses include expenses incurred in connection with the Company’s organization and initial public offering, legal, accounting, tax preparation, consulting and related fees. During the period from inception through December 31, 2003, the Adviser did not incur any such expenses on the Company’s behalf, and accordingly the Company did not reimburse the Adviser for any such amounts.

      In addition, the Company is responsible for all fees charged by third parties that are directly related to the Company’s business, including reimbursement of any amounts incurred by the Adviser on the Company’s behalf. Such fees may include real estate brokerage fees, mortgage placement fees, lease-up fees and transaction structuring fees, although the Company may be able to pass some or all of such fees on to the Company’s tenants and borrowers. During the period from inception through December 31, 2003, the Company passed all such fees along to the Company’s tenant, and accordingly the Company did not incur any obligation to reimburse the Adviser for any such fees during this time.

Indemnification

      In its Articles of Incorporation and Bylaws, the Company has agreed to indemnify certain officers and directors by providing, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Maryland law and the Company’s Bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to the Company or its stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer’s or director’s duties, or reckless disregard of his or her obligations and duties.

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are Gladstone Commercial Corporation stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Skye Breeden, Director of Shareholder Relations, at the address set forth on the cover page of this proxy statement or contact Skye Breeden at (703) 286-0775. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Terry L. Brubaker
Secretary

April 7, 2004

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Gladstone Commercial Corporation, 1616 Anderson Road, Suite 208, McLean, Virginia 22102.

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

GLADSTONE COMMERCIAL CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

ARTICLE 1

PURPOSE

      The purpose of the Audit Committee is to assist the Board of Directors of Gladstone Commercial Corporation (the “Company”) in undertaking and fulfilling its oversight responsibilities in connection with:

      (a) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports;

      (b) reviewing the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics;

      (c) reviewing the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company;

      (d) monitoring compliance with legal regulatory requirements;

      (e) monitoring the independence and performance of the Company’s independent public accountants; and

      (f) providing effective communication between the Board, senior and financial management and the Company’s independent public accountants.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power and all necessary resources to retain special legal, accounting or other consultants to advise the Committee.

ARTICLE 2

MEMBERSHIP AND TERM

      2.1     Membership. The Audit Committee shall consist of at least three members of the Company’s Board of Directors. Committee members shall meet the independence requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“Commission”). Accordingly,

(a) Each member of the Committee must be an independent, non-executive director free from any relationship that, in the judgment of the Board, may interfere with the exercise of the member’s independence;

(b) Each member of the Committee must not receive any payments from the Company other than in such member’s capacity as a director;

(c) Each member of the Committee must be financially literate[1] (1)at the time of appointment to the Committee; and

(d) At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such individual’s financial sophistication, including being or having been a

      1  The term “financial literacy” means that a member of the Committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The term “financial literacy” does not mean that a member must have a chief financial officer’s or accounting practitioner’s understanding of generally accepted accounting principles, consistently applied, as adopted in the United States of America by the Financial Accounting Standards Board (“GAAP”).

chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      2.2     Term. The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Any vacancy occurring in the Committee shall be filled by the Board. Any such Committee member so elected shall hold office for a term expiring at the Board’s next annual meeting. Unless a Chairman of the Committee is designated by the Board, the members of the Committee will elect a Chairman by formal vote of the Committee’s full membership.

ARTICLE 3

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Company’s independent public accountants shall be accountable to the Committee. The Committee will ascertain that the independent public accountants will be available to the full Board at least annually (and more frequently if deemed appropriate by the Committee) to provide the Board with a timely analysis of significant financial reporting issues. The Committee will not engage the independent public accountants to perform any services set forth on Section 10(A)(g) of the Exchange Act.

ARTICLE 4

MEETINGS

      The Committee shall meet on a regular basis and is empowered to hold special meetings, as circumstances require, all in accordance with the Company’s charter and bylaws.

      (a) The Committee shall meet at least annually with management of the Company and with the Company’s independent public accountants to discuss any issues arising from the Committee’s oversight obligations.

      (b) The Committee shall meet at least annually with the independent public accountants (outside the presence of management) to discuss any issues arising from the Committee’s oversight obligations.

      (c) The Committee shall meet at least annually with management (outside the presence of the independent public accountants) to discuss management’s evaluation of the work performed by the independent public accountants and the appropriateness of their fees.

      (d) The Committee shall keep minutes of each meeting and those minutes shall be reported to the Board of Directors.

ARTICLE 5

RESPONSIBILITIES

      The following functions are the common recurring activities of the Committee in carrying out its oversight role. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      (a) Review and reassess the adequacy of this Committee and its Charter not less than annually and recommend any proposed changes to the Board for consideration and approval.

      (b) Review with management and the independent public accountants the audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements, to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) prior to the filing of the Form 10-K, including a review of major issues regarding accounting and auditing principles and practices and any related party transactions as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and review and consider with the independent public accountants the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61.

      (c) Review with management and the independent public accountants their judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and transparency of the disclosures in the financial statements.

      (d) Prepare the report required by the rules of the Securities and Exchange Commission regarding the Committee, to be included in the Company’s annual proxy statement. The Committee will include a statement within such report on whether the Committee has recommended that the financial statements be included in the Form 10-K. The Committee should also ensure that a copy of the Committee’s Charter is included within the Company’s proxy statement at least once every three years.

      (e) Discuss with the independent public accountants and management whether the Company’s quarterly financial statement as well as significant events, transactions and changes in accounting estimates were considered by the independent public accountants (after performing their required quarterly review) to have affected the quality of the Company’s financial reporting. Such review will occur prior to the Company’s filing of the Form 10-Q and, to the extent practicable, prior to the quarterly earnings release.

      (f) Review the Company’s disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other pertinent form, as applicable.

      (g) Meet periodically with management and the independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures.

      (h) Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives, including pronouncements by the Financial Accounting Standards Board, the Securities and Exchange Commission and other agencies or bodies, on the Company’s financial statements.

      (i) Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, or the Company’s disclosure committee or any member thereof, during their certification process for the Form 10-K or Form 10-Q, as appropriate, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      (j) Review any relevant financial reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

      (k) Review and discuss quarterly reports from the independent public accountants regarding:

(i) all critical accounting policies and practices to be used;

(ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountant; and

(iii) other material written communications between the independent public accountant and management, such as any management letter or schedule of unadjusted differences.

      (l) Obtain from the independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient. After the completion of the audit, the Committee shall review with the independent public accountants any problems or difficulties the independent public accountants may have encountered.

      (m) Receive periodic reports from the independent public accountants regarding relationships between the independent public accountants and the Company consistent with Independence Standards Board

Standard Number 1. The Committee shall also discuss with the independent public accountants any such disclosed relationships and their impact on the independent public accountants’ independence. The Committee shall take appropriate action to ensure the continuing objectivity and independence of the independent public accountants.

      (n) The Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to stockholder ratification).

      (o) The Committee shall be directly responsible for the compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent public accountants shall report directly to the Committee.

      (p) The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit). The Chairman of the Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent public accountants, provided that all pre-approvals by the Chairman must be presented to the full Committee at its next scheduled meeting. The Company will provide for appropriate funding as determined by the Committee, for payment of compensation to the independent public accountants and to any consultants, experts or advisors engaged by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      (q) Adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees, as well as employees of any investment adviser, administrator or any other provider of accounting related services of or to the Company of concerns regarding questionable accounting or auditing matters.

      (r) Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure the continuing independence of the Company’s independent public accountants, it is appropriate to adopt a policy of rotating the independent public accountants itself on a regular basis.

      (s) Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent public accountants who participated in any capacity in the audit of the Company.

      (t) Review with the Company’s counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      (u) Conduct or authorize investigation into any matters within the Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the Company and direct access to the independent public accountants. The Committee has the ability to retain, at the Committee’s request, special legal, accounting or other consultants, experts or advisors it deems necessary in the performance of its duties.

      (v) Review with the independent public accountants and management any conflicts or disagreements between management and the auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

      (w) Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company, as the Committee may, in its discretion, determine to be advisable.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

      The Committee recognizes that the Company’s management is responsible for preparing the Company’s financial statements, and the independent public accountants are responsible for auditing or reviewing those financial statements in compliance with applicable law. The Committee also recognizes that management of the Company and the independent public accountants have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibility, the Committee will not provide any special assurances as to the Company’s financial statements or any professional certification as to the independent public accountants’ work.

      The date of the adoption of this charter by the Committee was August 12, 2003. The date of amendment and restatement of this charter by the Committee was December 12, 2003.

      The date of the adoption of this charter by the Board of Directors of the Company was August 12, 2003. The date of the amendment and restatement of this charter by the Board of Directors of the Company was December 12, 2003.

êDETACH PROXY CARD HERE ê

Please vote, date and promptly return this proxy to the enclosed return enevelope which is postage prepaid if mailed to the United States.	☑ Votes must be indicated (x) in Black or Blue ink.

1. To elect three Class I directors to hold office until the 2007 Annual Meeting of Stockholders.

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Nominees: 01 - David Gladstone, 02 - Paul W. Adelgren, 03 - John H. Outland

(INSTRUCTIONS: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)

		FOR	AGAINST	ABSTAIN

2.	To approve a change in the Company’s investment policies to permit the Company to make leases to existing and prospective portfolio companies of current or future affiliates of the Company, such as Gladstone Capital Corporation and entities advised by Gladstone Management Corporation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To approve an amendent to the Company’s 2003 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 201,000 shares.	☐	☐	☐

4.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.	☐	☐	☐

5.	To conduct any other business properly brought before the meeting.

	To change your address, please mark this box.			☐

S C A N L I N E

Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executor, administrator, trustee, guardian and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duty authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date	Shares Owner sign here Co-Owner sign here

GLADSTONE COMMERCIAL CORPORATION
1616 Anderson Road
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 26, 2004

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation (the “Company”). The meeting will be held on Wednesday, May 26, 2004 at 11:00 a.m. local time at the third floor conference room of the Company’s principal executive office at 1616 Anderson Road, McLean, Virginia 22102 for the following purposes:

(Continued and to be signed on reverse side)	GLADSTONE COMMERCIAL CORPORATION
P.O. BOX 11354
NEW YORK, N.Y. 10203-0354